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                                                                   Exhibit 10.29


                                  AMENDMENT #1
                            TO ENGAGEMENT AGREEMENT

     This AMENDMENT #1 TO THE ENGAGEMENT AGREEMENT is made and entered into as of August 14, 1995 by and between General American Life Insurance Company ("Client") and ARM Financial Group, Inc. ("ARM") for the purpose of amending that certain Engagement Agreement made and entered into by Client and Analytical Risk Management, Ltd. as of the 12th day of March, 1993, and subsequently assigned by Analytical Risk Management, Ltd. to ARM, effective November 26, 1993, such assignment properly consented to by Client on September 8, 1993 (the "Engagement Agreement").

     Whereas Client and ARM entered into the Engagement Agreement under which ARM provides various services to Client in connection with a floating rate guaranteed interest contract product (the "GIC Product"); and

     Whereas Client and ARM wish to enter into a joint venture to develop and market guaranteed interest contracts and funding agreements as agreed upon by the parties, and to share in the profits generated by the sales of such products; and

     Whereas Client and ARM intend to share in such profits on business placed after the date of this Amendment #1 by means of reinsuring a 50% portion of the business written by Client to Integrity Life Insurance Company, a subsidiary of ARM ("Integrity"), and Client and ARM intend to share in such profits on business placed prior to the date of this Amendment #1 and on business which is not, for whatever reason, reinsured, by the payment of fees to ARM as outlined in the Engagement Agreement; and

     Whereas Client and ARM wish to amend the Engagement Agreement to include certain services in connection with an indexed interest rate funding agreement (the "Funding Agreement"); and

     Whereas Client and ARM wish to agree that certain actions will be taken by each of the parties in connection with the GIC Product and the Funding Agreement;

     Now, therefore, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties agree to amend the Engagement Agreement as follows:

     Section 2, Design, Development, and Implementation of GIC Product, is amended by the addition of subsection (d) as follows:

          (d) Funding Agreement. ARM shall work with Client to design and develop the Funding Agreement in accordance with specifications agreed upon by the parties. All services to be performed by ARM and all actions to be taken by either Client or ARM as described in subsection (b) above shall be applicable to both the GIC Product and the Funding Agreement.
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     Subsection (a) of Section 3, Marketing and Distribution Authority, is
amended by the addition of the following new paragraph:

     ARM shall provide to Client a written marketing plan for the Funding Agreement. During the Term, each of ARM and Client may sell, market, and distribute the Funding Agreement through its respective employees, agents, and representatives. ARM will assist Client with the design and development of material for use by Client with respect to the Funding Agreement for presentation to rating agencies.

     Subsection (c) of Section 3, Deposits, is deleted and replaced with the following:

     (c) Deposits. All deposits from contractholders with respect to the GIC Product and the Funding Agreement issued on behalf of Client shall be deposited by wire transfer from the contractholders directly to such bank accounts in the name of Client as Client may direct.

     Section 4, Contractholder Administration Services, is amended by the addition of the following new paragraph:

     The responsibilities of each party as described in this Section 4 shall be applicable to both the GIC Product and the Funding Agreement.

     Section 5, Portfolio and Asset-Liability Advisory Services, is amended by the addition of the following new paragraph:

     Each party will share with the other party on a monthly basis the asset strategies and portfolio construction of the portfolios held in connection with the GIC Product and the Funding Agreement.

     Section 28, Additional Covenants, is added to the Engagement Agreement as follows:

     Section 28, Additional Covenants.

          (a) Rating. Client will obtain short term contract or debt ratings from two of the three following rating agencies: Standard & Poors; Moody's Investor Service; and Duff & Phelps.

          (b) Licenses. ARM shall cause Integrity to apply for accredited reinsurer status in the State of New York.

          (c) Expenses. The parties shall mutually agree upon the procurement of any services which may enhance the sales of, or otherwise improve the profitability of, the Funding Agreement and which may result in expenses which the parties desire to share. The parties shall mutually agree upon the terms on which such expenses will be shared. Neither party will be responsible for any expense or portion thereof unless the parties mutually agreed to the expenditure and the specific allocation of expenses prior thereto.

          (d) Placement of Reinsurance. Client, ARM and National Integrity Life Insurance Company, a New York domiciled subsidiary of ARM ("National Integrity") agree that, from the effective date of this Amendment #1 until such time as Integrity obtains accredited reinsurer status in the State of New York, but no later than April 1, 1996, 50% of new contributions under the GIC Product and the Funding Agreement shall be placed under a reinsurance agreement between Client and National Integrity. Client and ARM further agree that, upon Integrity's licensing as an accredited


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reinsurer in the State of New York, 50% of new contributions under the GIC
Product and the Funding Agreement shall be placed under a reinsurance agreement between Client and Integrity.

          (e) National Integrity Reinsurance. ARM and National Integrity agree that, upon Integrity's licensing as an accredited reinsurer in the State of New York, ARM and National Integrity will cooperate with Client, if Client so desires, to transfer any business then reinsured with National Integrity to Integrity, including pursuit of any necessary regulatory approvals for such transfer.

          (f) Recapture. In the event that the business reinsured with National Integrity is not transferred to Integrity pursuant to item (e) above by July 1, 1996, for whatever reason, Client may recapture such business if Client so desires. If Client recaptures such business reinsured with National Integrity, Client shall "replace" such recaptured amount by placing 100% of new contributions under the GIC Product and the Funding Agreement under the reinsurance agreement between Client and Integrity until such time as the reinsured percentage of the business written after the date of this amendment again equals 50%. Any amount recaptured pursuant to this subsection (f) will not be subject to the payment of fees to ARM under the Engagement Agreement, except to the extent that such recaptured amount has not been "replaced" by the reinsurance of new contributions. However, in the event that such recaptured amount can not be "replaced" because Integrity is not licensed as an accredited reinsurer in the State of New York by July 1, 1996, the recaptured amount will be subject to the payment of fees to ARM under the Engagement Agreement.


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     IN WITNESS WHEREOF the undersigned have executed this Amendment as of the day and year first written above.

                                   CLIENT

                                   General American Life Insurance Company


                               By: /s/ Leonard M. Rubenstein
                                   -----------------------------------------
                                   Leonard M. Rubenstein

                            Title: Executive Vice President - Investments


                                   ARM

                                   ARM Financial Group, Inc.

                              By:  /s/ John R. Lindholm
                                   -----------------------------------------
                                   John R. Lindholm

                            Title: Executive Vice President - Chief Marketing
                                   Officer


                                   NATIONAL INTEGRITY

                                   National Integrity Life Insurance Company

                               By: /s/ John R. Lindholm
                                   -----------------------------------------
                                   John R. Lindholm

                            Title: Vice President - Chief Marketing Officer



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